Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release
For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
Oct. 25, 2010	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Third Quarter 2010

SEATTLE – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $32 million, or $0.20 per diluted share, on revenues of $259 million. Earnings for the third quarter of 2009 were $19 million, or $0.12 per diluted share, on revenues of $294 million. Results for the third quarter of 2009 include a $2 million after-tax ($4 million pre-tax) pension settlement charge resulting from personnel reductions in 2009, primarily within the company’s manufacturing operations. The expense, net of tax, reduced earnings by $0.02 per share.

Earnings for the first nine months of 2010 were $154 million, or $0.94 per diluted share, on revenues of $834 million. Results for the first nine months of 2010 include an $11 million ($0.07 per diluted share) after-tax gain on the first-quarter sale of certain natural gas assets. As a result, income from continuing operations for the first nine months was $143 million, or $0.88 per diluted share.

Earnings for the first nine months of 2009 were $208 million, or $1.27 per diluted share, on revenues of $1.04 billion. Results for the first nine months of 2009 include approximately $13 million of after-tax ($21 million pre-tax) charges primarily associated with the downsizing of the company’s manufacturing operations somewhat offset by $8 million of unrelated one-time tax benefits. Combined, these two items reduced net income by $5 million, or approximately $0.03 per diluted share.

Cash provided by operating activities during the first nine months of 2010 totaled $312 million. The company ended the third quarter with $267 million in cash and cash equivalents.

“Our timber resource segments and Manufacturing segment reported improved financial performance, and profit from our Real Estate segment was similar to last year’s. While interest in rural lands remains steady, we did not see the growth in real estate revenue we were expecting as individual and family buyers remained cautious in reaction to increased economic uncertainty,” said Rick Holley, president and chief executive officer.

“Despite the slow pace of economic recovery, we remain excited about the long-term prospects for significant growth in our cash flows as the economy recovers, Canadian

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Plum Creek Timber Company Reports Results

lumber supply becomes constrained, and bioenergy demand grows. We continue to sustainably manage our business to maximize the long-term value of our assets and our company,” continued Holley.

Review of Operations

The Northern Resources segment reported a $5 million operating profit during the quarter compared to the $3 million profit for the same period of 2009. Sawlog prices have recovered from the low levels experienced during 2009. Average Northern Resources sawlog prices were $10 per ton higher, or 18 percent higher, than the prevailing prices of the third quarter of 2009. While prices have improved from their lows, the company continues to restrict its sawlog harvest in the Pacific Northwest due to relatively unattractive sawlog prices in the region. Average pulpwood prices in the segment were $1 per ton higher than those experienced during 2009. As planned, the segment’s total harvest volume was 1,050,000 tons, approximately 270,000 tons lower than the 2009 level.

Operating profit in the Southern Resources segment was $25 million for the third quarter of 2010 compared to $21 million for the same period of 2009. Prices for both sawlogs and pulpwood have improved, $1 per ton and $2 per ton, respectively, from the levels experienced during the same period of 2009. The company’s harvest plan for 2010 called for a shift in harvest emphasis from first thinnings that produce exclusively pulpwood to second thinnings that produce a mix of pulpwood and small-diameter sawlogs. As a result, the company’s Southern pulpwood volumes were 340,000 tons lower than they were during the same period of 2009. Total third-quarter harvest volumes in the segment were approximately 2.9 million tons, 380,000 tons lower than those of the third quarter of 2009.

The Real Estate segment reported total revenue of $39 million and operating income of $19 million. Third quarter 2009 Real Estate segment revenue was $73 million resulting in operating income of $20 million. The $73 million of 2009 revenue included a $25 million land exchange with the Washington State Department of Natural Resources. This non-cash, value-for-value exchange had no impact to earnings or cash flow.

The company sold approximately 23,000 acres of lands during the quarter at values similar to those of the past several quarters. Sales consisted of nearly 10,000 acres of recreation lands with average values of $2,335 per acre and 10,270 acres of small, non-strategic lands valued at approximately $1,025 per acre. Nearly 3,000 acres of conservation lands captured values of nearly $1,900 per acre.

The Manufacturing segment reported a $7 million operating profit. The segment reported a $1 million operating loss for the third quarter of 2009 including the effect of the $4 million pension settlement charge mentioned above. Profitability in each of the segment’s product lines improved from 2009’s third quarter. Product prices increased year-over-year. Lumber prices increased an average of 9 percent while plywood and medium density fiberboard (MDF) prices increased approximately 7 percent and 6 percent respectively. Sales volumes for plywood and MDF increased 7 and 14 percent respectively. Lumber sales volumes were 28 percent lower during 2010 as the result of the permanent closure of two lumber mills in 2009.

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Plum Creek Timber Company Reports Results

Outlook

Overall timber markets are expected to be fairly stable during the fourth quarter. Sawlog prices should remain at third quarter levels and compare favorably to the fourth quarter of 2009. Pulpwood demand and prices remain at historically attractive levels, and customer operating rates, and therefore pulpwood demand, are expected to remain healthy during the fourth quarter.

During the fourth quarter the Northern segment’s harvest is expected to decline from third quarter levels. The company continues to defer its Oregon sawlog harvest due to unattractive pricing in the region and plans to seasonally reduce its hardwood pulpwood production in the Northeast and Lake States regions during the fourth quarter. The Southern harvest is expected to be slightly higher than the third quarter’s level. As a result, the company expects its 2010 total harvest to be approximately 15.2 million tons, 4 percent below the 2009 harvest level.

The fourth-quarter Real Estate segment sales are expected to be between $140 million and $160 million. This includes the $89 million third phase of the Montana conservation sale scheduled to close in the fourth quarter. As a result, the company expects full-year Real Estate segment sales to be between $320 million and $340 million, approximately 8 percent below previous estimates.

We expect our Manufacturing segment to remain profitable at slightly above breakeven performance during the seasonally weak fourth quarter.

The company expects to report fourth-quarter income between $0.40 and $0.47 per share, resulting in full-year 2010 income from continuing operations between $1.28 and $1.35 per share.

“Business conditions have slowly improved over the past twelve months, but remain challenging in every segment. In our day-to-day operations, we never lose sight of our goal to maximize the net present value of our asset base. We will continue to defer the harvest of our most valuable sawlogs. Likewise, we are holding our most valuable lands for future opportunities while capturing good value in lower-value markets where prices remain the most attractive,” Holley continued.

“Successfully managing such long-lived assets requires conviction about long-term business opportunities and consistent, disciplined capital allocation. We are well positioned with a valuable asset base, long-term growth of our harvests, and conservative capital structure,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 25, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

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Plum Creek Timber Company Reports Results

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 84401833.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 7 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Nine Months Ended
	September 30, 2010	September 30, 2009

	(In Millions, Except Per Share Amounts)

Revenues:
Timber	$429	$414
Real Estate	181	419
Manufacturing	208	189
Other	16	14

Total Revenues	834	1,036

Costs and Expenses:
Cost of Goods Sold:
Timber	317	326
Real Estate	69	179
Manufacturing	184	205
Other	1	1

Total Cost of Goods Sold	571	711
Selling, General and Administrative	70	75

Total Costs and Expenses	641	786

Other Operating Income (Expense), net	9	—

Operating Income	202	250

Equity Earnings from Timberland Venture	44	43

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	59	69
Interest Expense (Note Payable to Timberland Venture)	43	43

Total Interest Expense, net	102	112

Gain on Extinguishment of Debt	—	1

Income before Income Taxes	144	182

(Benefit) Provision for Income Taxes	1	(26)

Income From Continuing Operations	143	208

Gain on Sale of Properties, net of tax	11	—

Net Income	$154	$208

Per Share Amounts:

Income From Continuing Operations - Basic	$0.88	$1.27
Income From Continuing Operations - Diluted	$0.88	$1.27

Net Income per Share - Basic	$0.95	$1.27
Net Income per Share - Diluted	$0.94	$1.27

Weighted Average Number of Shares Outstanding
- Basic	162.2	163.5
- Diluted	162.5	163.6

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	September 30, 2010	September 30, 2009

	(In Millions, Except Per Share Amounts)

Revenues:
Timber	$145	$152
Real Estate	39	73
Manufacturing	70	65
Other	5	4

Total Revenues	259	294

Costs and Expenses:
Cost of Goods Sold:
Timber	108	120
Real Estate	18	51
Manufacturing	62	65
Other	—	—

Total Cost of Goods Sold	188	236
Selling, General and Administrative	20	20

Total Costs and Expenses	208	256

Other Operating Income (Expense), net	—	—

Operating Income	51	38

Equity Earnings from Timberland Venture	15	14

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	20	22
Interest Expense (Note Payable to Timberland Venture)	14	14

Total Interest Expense, net	34	36

Income before Income Taxes	32	16

Benefit for Income Taxes	—	(3)

Net Income	$32	$19

Per Share Amounts:

Net Income per Share - Basic	$0.20	$0.12
Net Income per Share - Diluted	$0.20	$0.12

Weighted Average Number of Shares Outstanding
- Basic	161.6	162.8
- Diluted	161.8	162.9

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2010	December 31, 2009

	(In Millions, Except Per Share Amounts)

ASSETS

Current Assets:
Cash and Cash Equivalents	$267	$299
Accounts Receivable	31	24
Taxes Receivable	1	15
Inventories	46	46
Deferred Tax Asset	7	6
Assets Held for Sale	99	115
Other Current Assets	18	14

	469	519

Timber and Timberlands, net	3,436	3,487
Property, Plant and Equipment, net	148	156
Equity Investment in Timberland Venture	189	201
Deferred Tax Asset	12	14
Investment in Grantor Trusts (at Fair Value)	32	33
Other Assets	35	38

Total Assets	$4,321	$4,448

LIABILITIES

Current Liabilities:
Current Portion of Long-Term Debt	$51	$55
Line of Credit	320	—
Accounts Payable	32	32
Interest Payable	34	25
Wages Payable	16	20
Taxes Payable	20	14
Deferred Revenue	28	16
Other Current Liabilities	10	21

	511	183

Long-Term Debt	1,577	1,625
Line of Credit	—	320
Note Payable to Timberland Venture	783	783
Other Liabilities	79	71

Total Liabilities	2,950	2,982

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 161.6 at September 30, 2010, and 162.8 at December 31, 2009	2	2
Additional Paid-In Capital	2,241	2,233
Retained Earnings	59	110
Treasury Stock, at cost, Common Shares - 26.2 at September 30, 2010, and 24.8 at December 31, 2009	(911)	(860)
Accumulated Other Comprehensive Income (Loss)	(20)	(19)

Total Stockholders’ Equity	1,371	1,466

Total Liabilities and Stockholders’ Equity	$4,321	$4,448

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30, 2010	September 30, 2009

	(In Millions)
Cash Flows From Operating Activities:
Net Income	$154	$208
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2009)	72	85
Basis of Real Estate Sold	57	139
Equity Earnings from Timberland Venture	(44)	(43)
Distributions from Timberland Venture	56	53
Deferred Income Taxes	1	(21)
Gain on Sales of Properties and Other Assets	(13)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	5	(5)
Pension Plan Contributions	(4)	(8)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	48
Income Tax Receivable	14	17
Other Working Capital Changes	(2)	12
Other	16	7

Net Cash Provided By Operating Activities	312	492

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(51)	(45)
Timberlands Acquired	—	(1)
Proceeds from Sales of Properties and Other Assets	13	1
Other	1	(1)

Net Cash Used In Investing Activities	(37)	(46)

Cash Flows From Financing Activities:
Dividends	(205)	(207)
Borrowings on Line of Credit	1,505	695
Repayments on Line of Credit	(1,505)	(662)
Principal Payments and Retirement of Long-Term Debt	(53)	(203)
Proceeds from Stock Option Exercises	2	—
Acquisition of Treasury Stock	(51)	(87)

Net Cash Used In Financing Activities	(307)	(464)

Increase (Decrease) In Cash and Cash Equivalents	(32)	(18)
Cash and Cash Equivalents:
Beginning of Period	299	369

End of Period	$267	$351

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	September 30, 2010	September 30, 2009

	(In Millions)
Cash Flows From Operating Activities:
Net Income	$32	$19
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	24	28
Basis of Real Estate Sold	14	21
Equity Earnings from Timberland Venture	(15)	(14)
Distribution from Timberland Venture	28	28
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(1)	(1)
Pension Plan Contributions	(4)	(8)
Working Capital Changes Impacting Cash Flow:
Other Working Capital Changes	19	20
Other	8	5

Net Cash Provided By Operating Activities	105	98

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(20)	(17)
Timberlands Acquired	—	(1)
Other	1	—

Net Cash Used In Investing Activities	(19)	(18)

Cash Flows From Financing Activities:
Dividends	(69)	(69)
Borrowings on Line of Credit	368	264
Repayments on Line of Credit	(368)	(206)
Principal Payments and Retirement of Long-Term Debt	—	(65)

Net Cash Used In Financing Activities	(69)	(76)

Increase (Decrease) In Cash and Cash Equivalents	17	4
Cash and Cash Equivalents:
Beginning of Period	250	347

End of Period	$267	$351